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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Kathy L. Mitchell
U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06119
(860) 241-6832
(Name, address and telephone number of agent for service)

Forest Oil Corporation
(Issuer with respect to the Securities)

New York	25-0484900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
707 17th Street, Suite 3600 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

8 1/2% Senior Notes due 2014
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

    a)
    Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency
        Washington, D.C.

    b)
    Whether it is authorized to exercise corporate trust powers.

        Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.
    A copy of the Articles of Association of the Trustee.*

    2.
    A copy of the certificate of authority of the Trustee to commence business.*

    3.
    A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

    4.
    A copy of the existing bylaws of the Trustee.**

    5.
    A copy of each Indenture referred to in Item 4. Not applicable.

    6.
    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

    7.
    Report of Condition of the Trustee as of December 31, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

    *
    Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

    **
    Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 29th of May, 2009.

By:	/s/ KATHY L. MITCHELL Kathy L. Mitchell Vice President

By:	/s/ MARK A. FORGETTA Mark A. Forgetta Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 29, 2009

By:	/s/ KATHY L. MITCHELL Kathy L. Mitchell Vice President

By:	/s/ MARK A. FORGETTA Mark A. Forgetta Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2008

($000's)

12/31/2008
Assets
Cash and Balances Due From Depository Institutions	$8,077,564
Securities	37,455,111
Federal Funds	3,290,350
Loans & Lease Financing Receivables	180,437,040
Fixed Assets	4,522,546
Intangible Assets	12,495,040
Other Assets	15,497,940

Total Assets	$261,775,591
Liabilities
Deposits	$171,980,048
Fed Funds	11,861,941
Treasury Demand Notes	0
Trading Liabilities	1,919,265
Other Borrowed Money	39,187,106
Acceptances	0
Subordinated Notes and Debentures	7,329,967
Other Liabilities	6,647,510

Total Liabilities	$238,925,837
Equity
Minority Interest in Subsidiaries	$1,664,422
Common and Preferred Stock	18,200
Surplus	12,597,620
Undivided Profits	8,569,512

Total Equity Capital	$22,849,754
Total Liabilities and Equity Capital	$261,775,591

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ KATHY L. MITCHELL Vice President
Date:	May 29, 2009

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  Item 1. GENERAL INFORMATION . Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.